UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Isoray, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 27, 2020

Dear Stockholder:

You are cordially invited to attend the Fiscal 2021 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), of Isoray, Inc., a Delaware corporation (“Isoray” or the “Company”), which will be held at the office of Gallagher & Kennedy, P.A., 2575 East Camelback Road, Phoenix, Arizona 85016 at 11:00 a.m. Mountain Time on Tuesday, December 8, 2020.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will also report on the operations of the Company and its primary operating subsidiary, Isoray Medical, Inc. Directors and officers of the Company are expected to be present to respond to appropriate questions from stockholders. This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about October 27, 2020.

The Company’s principal executive office is 350 Hills Street, Suite 106, Richland, Washington 99354. Detailed information concerning our activities and operating performance during the fiscal year ended June 30, 2020 is contained in our Annual Report to Stockholders on Form 10-K.

As we have done in the past, this year, in accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this procedure makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

Whether or not you expect to attend in person, we urge you to vote your shares as soon as possible. As an alternative to voting in person at the meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the meeting and will help ensure the presence of a quorum at the meeting.

Your vote is important. Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting. Accordingly, we ask that you please vote over the Internet or by telephone at your earliest convenience, or, if you receive a paper proxy card and voting instructions by mail, that you complete, sign and date the proxy card and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) as soon as possible. If you do attend the Annual Meeting, you may change your vote by voting personally on each matter brought before the meeting.

We look forward to seeing you at the Annual Meeting.

If You Plan to Attend in Person:

Please note that space limitations make it necessary to limit attendance to stockholders. Admission to the meeting will be on a first-come, first-served basis. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date to enter the meeting. Cameras, recording devices and other electronic equipment will not be permitted in the meeting.

Sincerely,

Lori A. Woods

Chief Executive Officer

350 Hills Street, Suite 106

Richland, Washington 99354

www.isoray.com

ISORAY, INC.

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TIME AND DATE	11:00 a.m., Mountain Time, on Tuesday, December 8, 2020.

PLACE	Gallagher & Kennedy, P.A., 2575 East Camelback Road, Phoenix, Arizona 85016.

ITEMS OF BUSINESS	1.	To elect four directors to hold office until the Fiscal 2022 Annual Meeting of Stockholders.

	2.	To ratify the appointment of DeCoria, Maichel & Teague, P.S. as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2021.

3.

To hold an advisory vote on whether the Company should include an advisory vote of the stockholders on the compensation of the Company's named executive officers pursuant to Section 14A of the Securities Exchange Act every one, two, or three years.

	4.	To take action on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

BOARD OF DIRECTORS RECOMMENDATION	The Board of Directors recommends that you vote “FOR ALL” for the election of each nominee for the Board of Directors, “FOR” Proposal 2, and “3 YEARS” on Proposal 3.

ADJOURNMENTS AND POSTPONEMENTS

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

RECORD DATE

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on October 15, 2020. If your shares are held in an account at a brokerage firm, bank or similar organization, that organization is considered the record holder for purposes of voting at the Annual Meeting and will provide you with instructions on how you can direct that organization to vote your shares.

INTERNET ACCESS TO PROXY MATERIALS

Under rules adopted by the SEC, we are providing access to our Fiscal 2021 Annual Meeting materials, which include the accompanying Proxy Statement, over the Internet in lieu of mailing printed copies. We will begin mailing, on or about October 29, 2020, a “Notice of Internet Availability of Proxy Materials” (which is different than this Notice of Annual Meeting of Stockholders) to our stockholders. The Notice of Internet Availability of Proxy Materials will contain instructions on how to access and review the Annual Meeting materials and vote online. The Notice of Internet Availability of Proxy Materials also will contain instructions on how you can request a printed copy of the Annual Meeting materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner.

VOTING

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Notice of Internet Availability of Proxy Materials and the section entitled “General Information About the Annual Meeting and Voting” beginning on page 1 of the accompanying Proxy Statement.

ADMISSION

Space limitations make it necessary to limit attendance at the Annual Meeting to stockholders. If your shares are held in an account at a brokerage firm, bank or similar organization and you wish to attend the Annual Meeting, you must obtain a letter from that brokerage firm, bank or similar organization confirming your beneficial ownership of the shares as of the record date and bring it to the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. Cameras and recording devices and other electronic equipment will not be permitted at the Annual Meeting.

By Order of the Board of Directors, Mark Austin Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about October 27, 2020.

ISORAY, INC.

350 Hills Street, Suite 106

Richland, Washington 99354

____________________

PROXY STATEMENT

Annual Meeting of Stockholders

December 8, 2020

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Isoray, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held at Gallagher & Kennedy, P.A., 2575 East Camelback Road, Phoenix, Arizona 85016 at 11:00 a.m. Mountain Time on Tuesday, December 8, 2020 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. These proxy materials were first sent on or about October 27, 2020 to stockholders entitled to vote at the Annual Meeting. This proxy is solicited on behalf of the Board.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

You are receiving a proxy statement from us because you were the stockholder of record or beneficial owner of shares of our Common or Series B Preferred Stock at the close of business on the record date of October 15, 2020 (the “Record Date”) for the Annual Meeting. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement and Annual Report to Stockholders on Form 10-K, which include information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the Annual Meeting?

Stockholders as of the Record Date are entitled to attend and to vote at the Annual Meeting. If your shares are held in an account at a brokerage firm, bank or similar organization, that organization is considered the record holder for purposes of voting at the Annual Meeting and will provide you with instructions on how to direct that organization to vote your shares.

How many shares are outstanding?

On the Record Date, 68,897,779 shares of our Common Stock were issued and outstanding and 59,065 shares of our Series B Preferred Stock were issued and outstanding. Each share of Common Stock and Series B Preferred Stock outstanding on the Record Date is entitled to one vote on each item brought before the stockholders at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

The presence, in person or by proxy, of a majority of the outstanding shares of our Common Stock and Series B Preferred Stock voting together as one class is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote).

What shares can I vote at the Annual Meeting?

You may vote all of the shares you owned as of the Record Date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending our Notice of Internet Availability for Proxy Materials, which contains instructions on how to access and review the Annual Meeting materials and vote online. The Notice of Internet Availability for Proxy Materials also contains instructions on how you can request a printed copy of the Annual Meeting materials. As the stockholder of record, you have the right to vote in person or direct a proxyholder to vote your shares on your behalf at the Annual Meeting by signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope, or by following the procedures for voting over the Internet or by telephone.

Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of those shares and they are considered to be held in “street name” for your account. That institution will send you separate instruction describing the procedure for voting your shares. Please follow the directions you are given carefully so that your vote is counted. As a beneficial owner, you may also vote in person at the Annual Meeting, but only after you obtain and present a “legal proxy” from your bank, broker or other nominee, giving you the right to vote your shares at the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting by voting on the Internet, by phone or by proxy card. If you provide specific instructions with regard to items of business to be voted on at the Annual Meeting, your shares will be voted as you instruct on those items. When you sign and return the proxy card, you appoint Lori A. Woods and Philip Vitale, and each of them individually, as your representatives at the meeting. Lori A. Woods and Philip Vitale will vote your shares at the meeting as you have instructed them. This way your shares will be voted regardless of whether you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return the enclosed proxy card in advance of the meeting just in case your plans change. Returning the proxy card will not affect your right to attend or vote at the Annual Meeting.

If you just sign your proxy card with no further instructions, or if you electronically transmit your proxy card but do not direct your vote on particular items, your shares will be voted in accordance with the Board’s recommendation on those items. If you hold your shares in “street name” as a beneficial owner and you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will only be able to vote your shares with respect to the routine matter of appointment of DeCoria, Maichel & Teague, P.S. as our independent registered public accounting firm for the fiscal year ending June 30, 2021. Please see “What is a broker non-vote?” below.

What proposals will be voted on at the Annual Meeting?

Three proposals are scheduled to be voted on at the Annual Meeting. The first is the election of four directors to hold office until the Fiscal 2022 Annual Meeting of Stockholders. The second is the ratification of the appointment by the Audit Committee of DeCoria, Maichel & Teague, P.S. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021. The third is an advisory vote on whether to hold an advisory vote of the stockholders on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act every one, two, or three years.

What happens if additional matters are presented at the Annual Meeting?

The only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the Annual Meeting.

How can I attend the Annual Meeting?

Whether you hold shares in your name as the stockholder of record or beneficially own shares held in “street name,” you should be prepared to present photo identification for admittance to the Annual Meeting. Please also note that if you are a “street name” holder, you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your bank, broker or other nominee, or other similar evidence of ownership for admittance to the Annual Meeting. The Annual Meeting will begin promptly at 11 a.m. local time. Check-in will begin at 10:30 a.m. local time. However, if you are a “street name” holder, you may not vote at the Annual Meeting unless you have obtained a “legal proxy” from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, telephone or sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date, which automatically revokes your earlier proxy, (ii) providing a written notice of revocation to our Corporate Secretary at our principal executive offices prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting but not voting in person will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may change your vote by (i) submitting a new voting instruction card to your bank, broker or other nominee, or (ii) if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What is a “broker non-vote”?

A broker holding your shares in “street name” must vote those shares according to any specific instructions it receives from you. In the absence of such instructions, your broker does not have discretion to vote your shares on any proposal that is considered to be “non-discretionary,” and may, but is not required to, vote your shares on any “discretionary” proposal. We believe that Proposal 2 is the only discretionary proposal. If your broker does not vote your shares at the Annual Meeting on a matter, it gives rise to what is called a “broker non-vote.”

How are “broker non-votes” counted?

Under the rules of the New York Stock Exchange (the “Exchange”) that govern most domestic stock brokerage firms, member firms that hold shares in “street name” for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the Exchange. These votes by brokerage firms are considered as votes cast in determining the outcome of any discretionary proposal. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting.

In summary, if you do not vote your proxy, your brokerage firm or other nominee may either:

●	vote your shares on discretionary matters (Proposal 2) and cast a “broker non-vote” on non-discretionary matters (Proposals 1 and 3); or

●	leave your shares unvoted altogether.

We encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Annual Meeting.

How many votes are required to approve the proposals?

You may vote either “FOR ALL”, “WITHHOLD ALL,” or “FOR ALL EXCEPT” certain nominees for Proposal 1. The vote with respect to the election of directors (Proposal 1) is governed by Delaware law and the Company’s bylaws and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, votes that are withheld from voting (whether by abstention, broker non-vote, or otherwise) will be counted in determining whether a quorum is present but will have no other effect on the election of directors. The four persons receiving the highest number of affirmative votes will be elected as directors of the Company.

You may vote either “FOR,” “AGAINST,” or “ABSTAIN” on Proposal 2. The vote required to ratify the re-appointment of our independent registered public accounting firm (Proposal 2) is governed by Delaware law and the Company’s bylaws and is the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required obtaining the necessary majority vote, and therefore will have the same effect as voting against Proposal 2.

Because your vote on Proposal 2 is advisory, it will not be binding on the Board or the Company. However, the Board and the Audit Committee will consider the outcome of the advisory vote when making future decisions regarding the selection of our independent registered public accounting firm.

You may vote either “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN” on Proposal 3. By voting on Proposal 3, stockholders may indicate whether they would prefer an advisory vote to approve our named executive officer compensation every one, two, or three years. A frequency of every one, two, or three years must receive a plurality of the votes represented and entitled to vote on this proposal at the meeting to be deemed by us as the frequency for the advisory vote that has been selected by stockholders. As a result, votes that are withheld from voting (whether by abstention, broker non-vote, or otherwise) will be counted in determining whether a quorum is present but will have no other effect on the frequency of the advisory vote on named executive officer compensation.

Because your vote on Proposal 3 is advisory, it will not be binding on the Board or the Company. However, the Board will consider the outcome of the advisory vote when making future decisions regarding executive compensation of our named executive officers.

If you withhold authority to vote for the election of directors, your shares will not be voted with respect to the director or directors identified. If you sign and submit your proxy card without voting instructions, your shares will be voted “FOR ALL” director nominees, “FOR” proposal 2, and “3 YEARS” on Proposal 3.

What happens if the Annual Meeting is adjourned?

If the Annual Meeting is adjourned until another time, no additional notice will be given regarding the time or location that the Annual Meeting will be continued, if this information is announced at the time of the adjournment, unless the adjournment is for more than 30 days, in which case a notice of the time and location will be given to each stockholder of record entitled to vote at the Annual Meeting. Any items of business that might have been properly transacted at the Annual Meeting may be transacted at any adjournment.

Who will serve as inspector of elections?

The Secretary of the Company, Mark Austin, will tabulate the votes cast at the meeting in combination with the votes cast prior to the meeting and act as the Inspector of Elections at the Annual Meeting.

Will I be receiving printed copies of the Fiscal 2021 Annual Meeting materials?

You will not receive printed copies unless you request them by following the instructions in the “Notice of Internet Availability of Proxy Materials” (the “Notice”) that you will receive in the mail. The Notice is different than the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. We will begin mailing the Notice to stockholders on or about October 29, 2020.

Under rules adopted by the SEC, we are providing access to our Annual Meeting materials, which include this Proxy Statement and Annual Report to Stockholders on Form 10-K, over the Internet in lieu of mailing printed copies. The Notice will contain instructions on how to access and review the Annual Meeting materials and vote online. This electronic access process is designed to expedite stockholders’ receipt of materials, lower the cost of the Annual Meeting and help conserve natural resources. The Company encourages you to take advantage of the availability of the proxy materials on the Internet.

The Notice also will contain instructions on how you can request, at no cost, a printed copy of the Annual Meeting materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner. By following the instructions in the Notice, you may request to receive, at no cost, a copy via e-mail of the Annual Meeting materials or future proxy solicitations. Your request to receive materials via e-mail will remain in effect until you terminate it.

Can I mark my votes on the Notice and send it back to the Company or my broker?

No. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to the Company or your broker, your vote will not count.

How can I get electronic access to the Annual Meeting materials?

The Notice will provide you with instructions regarding how to view the Annual Meeting materials on the Internet.

This Proxy Statement and Annual Report to Stockholders on Form 10-K are also available without charge on the Company’s website at www.isoray.com and the SEC’s website at sec.gov. By referring to our website, we do not incorporate the website or any portion of the website by reference into this Proxy Statement.

The Notice will also contain instructions on how you can elect to receive future proxy materials electronically by e-mail. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline for submitting proposals for consideration at the next Annual Meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future Annual Meeting of stockholders, including director nominations. Please refer to “Stockholder Proposals and Director Nominations” below.

How many shares of Common and Series B Preferred Stock are held or controlled by the officers and directors?

As of October 15, 2020, our directors and executive officers held or controlled approximately 888,873 shares of our Common Stock, constituting approximately 4.58% of the outstanding Common Stock. As of October 15, 2020, our directors and executive officers did not hold or control any shares of our Series B Preferred Stock. We believe that these holders will vote all of their shares of Common Stock in accordance with the Board’s recommendations on each of the proposals. On October 22, 2020, all of our Series B Stock converted into 59,065 shares of Common Stock as a result of the Company conducting a firm commitment offering of over $9 million.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR ALL” for the election of each nominee for the Board, “FOR” Proposal 2, and “3 YEARS” on Proposal 3.

How do I vote my shares without attending the Annual Meeting?

Stockholders of record can vote as follows:

●	Via the Internet: Stockholders may vote through the Internet by following the instructions included with your Notice Regarding the Availability of Proxy Materials.

●	By Telephone: Stockholders may vote by telephone by following the instructions included with your Notice Regarding the Availability of Proxy Materials.

●

By Mail: Those stockholders who receive a paper proxy card in the mail may sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided with the mailed proxy materials. If you have misplaced your return envelope or need to return a proxy card from outside the United States, you may mail your proxy card to the address listed on the proxy card.

●	At the Meeting: If you attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card or otherwise voted.

If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Please follow the directions you are given carefully so your vote is counted. “Street name” stockholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the institution that holds your shares and present it to the inspector of elections with your ballot.

How do I vote my shares in person at the Annual Meeting?

If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification to the Annual Meeting. You may vote shares held in “street name” at the Annual Meeting only if you obtain a signed legal proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or proxy card so your vote will be counted even if you later decide not to attend the Annual Meeting.

May stockholders ask questions at the Annual Meeting?

Yes. Representatives of the Company will answer a limited number of stockholders’ questions of general interest at the end of the Annual Meeting. In order to give a greater number of stockholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

May I change my vote?

Yes. If you vote by mail, Internet or telephone, you may later change your vote and revoke your proxy card by:

●	Sending a written statement to that effect to the Secretary of the Company that is received before the commencement of the Annual Meeting on December 8, 2020;

●	Voting again via the Internet or telephone;

●	Submitting a properly signed proxy card with a later date;

●	Voting in person at the Annual Meeting; or

●	If you hold shares through a bank or brokerage firm, by contacting your financial institution and following its procedure to revoke your prior voting instructions.

Are there any rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting?

No, rights of appraisal or similar rights of dissenters do not apply to any of the proposals to be acted upon at the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

 Nominees

Our Board currently consists of four members. The Board oversees our business affairs and monitors the performance of management. In accordance with basic principles of corporate governance, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman, key executive officers and our principal external advisers (legal counsel, auditors, and other professionals), by reading reports and other materials that are sent to them and by participating in Board and committee meetings.

The Board, on the recommendation of the Nominations and Corporate Governance Committee, has nominated the following four existing members of the Board for re-election to the Board at the Fiscal 2021 Annual Meeting: Michael W. McCormick, Lori A. Woods, Philip J. Vitale, M.D., and Alan Hoffmann. If elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the Fiscal 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. There are no family relationships among our directors, nominees for director, or our executive officers.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, the Board, upon the recommendation of the Nominations and Corporate Governance Committee, may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

Directors

Set forth below is certain information as of October 15, 2020 regarding our current directors that have been nominated for re-election, including biographical information.

Ms. Woods took office on June 4, 2018, Dr. Vitale took office in January 2014, Mr. McCormick took office in June 2015, and Mr. Hoffmann took office in January 2016.

Name	Age	Position Held	Term
Michael W. McCormick	57	Chairman, Director	Annual
Lori A. Woods	58	Chief Executive Officer, Director	Annual
Philip J. Vitale	74	Director	Annual
Alan Hoffmann	59	Director	Annual

Each member of the Board serves a one-year term and is subject to reelection at the Company’s Annual Meeting of Stockholders held each year.

Lori Woods – Ms. Woods has been a Director of the Company since June 4, 2018 and brings more than 30 years of experience in the healthcare industry and is particularly well-known and respected in the brachytherapy community. Ms. Woods returned to Isoray after previously serving as Vice President from 2006 to February 2008, at which time she was appointed Acting Chief Operating Officer before her appointment to Chief Operating Officer in February 2009, a position she held until January 2010. Beginning in February 2016, and continuing until her appointment as Interim CEO on June 4, 2018, Ms. Woods served as a senior consultant to Isoray. Ms. Woods was appointed CEO of the Company on December 12, 2018. From February 16, 2016 to June 3, 2018, Ms. Woods was a founder of Medvio, LLC, a medical device consulting company focused on the urology and oncology space. During her time at Medvio she worked with large public and international medical device companies, supporting the approval process and distribution of products in diverse international markets. Further, she worked with various partners to develop proprietary technologies for the colorectal and liver treatment markets. Previously, from January 2002 to July 2006, Ms. Woods served as Chief Executive Officer of Pro-Qura, Inc., a privately-owned cancer treatment management company focused on the quality delivery of brachytherapy treatments for prostate cancer. She has also served as the Director of Business Development for the Tumor Institute Radiation Oncology Group and the Seattle Prostate Institute (SPI) in Seattle, WA. SPI was an early innovator in prostate brachytherapy treatments and assisted in the training of more than 2,000 physicians in the use of prostate brachytherapy. Ms. Woods served as a board member of the Northwest division of the Juvenile Diabetes Research Foundation, focusing on their digital awareness programs, including their website and SEO strategy, and their public relations efforts. Ms. Woods earned a Bachelor of Science degree in Business Administration – Marketing and Communications from Loma Linda University, CA. Ms. Woods brings to the Board extensive experience and credibility in the brachytherapy industry and strong relationships with suppliers and distributors of brachytherapy products.

Philip Vitale, MD – Dr. Vitale has been a Director of the Company since 2014 and is a board certified urologist. He practiced Urology from 1978 to 2005 at Lovelace Health Systems in Albuquerque. He also served on the Board of Governors for 9 years and held various administrative positions including Chief Medical Officer and Senior Vice President at Lovelace. He was a staff urologist at Albuquerque VA Medical Center from 2005 until his retirement in November 2014. He served as Chief of the Urology section from 2008 to November 2013. Dr. Vitale was also an Assistant Professor at the University of New Mexico, Division of Urology. He is a member of the American Urological Association and the South Central Section of the American Urological Association. Prior to his retirement, Dr. Vitale’s clinical trials included: chemotherapy after prostatectomy (cap); a phase III randomized study for high risk prostate carcinoma; RTOG 0415 a phase III randomized study of hypofractionated 3d-crt/IMRT versus conventionally fractionated 3d-crt/IMRT in patients with favorable-risk prostate cancer; RTOG 0815 a phase III prospective randomized trial of dose-escalated radiotherapy with or without short-term androgen deprivation therapy for patients with intermediate-risk prostate cancer; and YP19A1 gene and pharmacogenetics of response to testosterone therapy. Dr. Vitale holds a B.A. in Biology from LaSalle College and obtained his M.D. from the New Jersey College of Medicine and Dentistry. He received his M.S. in Health Services Administration from the College of St. Francis. Dr. Vitale brings to the Board medical expertise in the industries the Company is targeting.

Michael McCormick – Mr. McCormick has been a Director of the Company since June 2015 and brings over 25 years of senior executive positions in global management, sales, and marketing to the Company. He was appointed Chairman of the Board effective as of June 4, 2018. He serves as a founder and partner of GO Intellectual Capital, which offers marketing services with a focus on the medical and aviation industries, as well as financial services. Previous to his service with GO, Mr. McCormick served as Executive Vice President of Global Sales and Marketing for Columbia Sportswear from 2006-2012, where his team successfully launched several new patented technologies, including Omni-Heat® Reflective and Omni-Freeze® Zero. During Mr. McCormick’s tenure, Columbia built an intellectual property portfolio with over 200 patents. Mr. McCormick started his career with Nike, working in several senior management roles and ultimately becoming the Director of National Sales, U.S., prior to his departure in 1999. He also served as Chief Marketing Officer of Golf Galaxy from 2003-2006 and Executive Vice President of Global Sales and Marketing of Callaway Golf from 2000-2003. Mr. McCormick brings over 26 years of marketing experience in a diverse group of industries to his service on the Company’s Board.

Alan Hoffmann – Mr. Hoffmann has been a Director of the Company since January 2016. He is the owner of Alan Hoffmann, CPA, PC, a certified public accounting firm he founded in 1996. The firm performs audits and reviews of private companies. In addition, Mr. Hoffmann currently serves as CFO for Cognitive Research Corporation, a privately-held, full-service contract research organization that specializes in central nervous system product development for pharmaceutical, nutraceutical, biotechnology and medical device companies. In 2011, he served as CFO for an international manufacturing company, Kinematics Manufacturing, Inc. His prior employment included Price Waterhouse from 1985-1989, and local firms in Arizona from 1989 to 1996, where he held multiple positions including Senior Tax Analyst, and Tax Manager. After receiving his undergraduate accounting degree with honors from the University of Wisconsin-Milwaukee in 1985, he became a Certified Public Accountant in 1989. He also served in the United States Marine Corps and was honorably discharged in 1985. He brings over 33 years of public accounting experience to the Company and the Board. Mr. Hoffmann brings to the Board his experience as a public accountant and understanding of oversight and review of financial statements prepared by the Chief Financial Officer.

Board Leadership Structure

The Board has the flexibility to decide when the positions of Chairman and CEO should be combined or separated and whether an executive or an independent director should be Chairman. This approach is designed to allow the Board to choose the leadership structure that will best serve the interests of our stockholders at any particular time. On June 4, 2018, the Board separated the positions of Chairman and CEO, and appointed Michael McCormick as Chairman of the Board. The Board’s key duties include oversight of strategy, risk management, and legal and regulatory compliance as well as CEO succession planning. In each of these areas, the Board determined that at this time having separate roles of Chairman and CEO is the optimal Board leadership structure for the Company.

Risk Oversight

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The Board as a whole exercises its oversight responsibilities with respect to strategic, operational and competitive risks, as well as risks related to crisis management and executive succession issues. The Board has delegated oversight of certain other types of risks to its committees. The Audit Committee oversees our policies and processes relating to our financial statements and financial reporting, risks relating to our capital, credit and liquidity status, and risks related to related person transactions. The Compensation Committee oversees risks related to our compensation programs and structure, including our ability to motivate and retain talented executives. The Nominations and Corporate Governance Committee oversees risks related to our governance structure and succession planning for Board membership.

In addition, our Compensation Committee has reviewed risks related to our compensation programs and structure, and has determined that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk taking reasonably likely to result in a material adverse effect on the Company.

We believe that our Board leadership structure as discussed above promotes effective oversight of the Company’s risk management.

Board Committees and Meetings

During the fiscal year ended June 30, 2020, the Board held 5 regularly scheduled and special meetings and took action by written consent 5 times. The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, a Compensation Committee, a Nominations and Corporate Governance Committee, and a Special Litigation Committee.

Audit Committee. The Audit Committee is responsible to the Board for the areas of audit and compliance and oversees the Company’s financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the auditors and supervises the Company’s compliance with legal and regulatory requirements. The Committee operates under a charter approved by the Board. The Committee’s Charter was revised and approved by the Board as of November 2, 2016 and was attached as Appendix A to the Proxy Statement for the Annual Meeting held in December 2016, and is available at https://isoray.com/investors/audit-committee/. The current members of the Audit Committee are Mr. Hoffmann (Chairman), Dr. Vitale, and Mr. McCormick. The Board has determined that Mr. Hoffmann is an “audit committee financial expert” as defined under SEC rules. The Board has affirmatively determined that none of the members of the Audit Committee have a material relationship with the Company that would interfere with the exercise of independent judgment and each of the members of the Audit Committee is “independent” as independence is defined in Section 121(A) of the listing standards of the NYSE American and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation Committee. The Compensation Committee is responsible for establishing and reviewing the compensation and employee benefit policies of the Company. The members of the Compensation Committee are Dr. Vitale (Chairman), Mr. McCormick, and Mr. Hoffmann, each of whom are “independent” directors within the meaning of SEC rules and NYSE American listing standards. The Committee operates under a charter approved by the Board. The Committee’s Charter as approved by the Board was attached as Appendix A to the Proxy Statement for the Annual Meeting held in March 2014, and is available at https://isoray.com/investors/compensation-committee-charter/. The Compensation Committee reviews and recommends to the Board for approval the compensation for the Company’s Chief Executive Officer and all of its other executive officers, including salaries, bonuses and grants of awards under, and administration of, the Company’s equity incentive plans. The Compensation Committee, among other things, reviews the candidates that the CEO recommends to the Board to whom awards will be made under the Company’s equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards. The Chief Executive Officer provides input to the Compensation Committee with respect to the individual performance and compensation recommendations for all executive officers and employees (other than herself). Pursuant to its Charter, the Compensation Committee has the authority to engage independent compensation consultants and other professionals to assist in the design, formulation, analysis, and implementation of compensation programs for our executive officers. As part of our pay philosophy, our executive compensation program is designed to attract, motivate, and retain our executives in an increasingly competitive market. To this end, during fiscal 2020 we evaluated industry-specific and general market compensation practices and trends to ensure that our program features and NEO pay opportunities remain appropriately competitive. When determining salaries, target bonus opportunities and long-term incentive grants for NEOs, the Committee considers the performance of the Company and the individual, the nature of an individual's role within the Company, experience in the officer's current role, as well as input from its independent compensation consultant, among other variables. In fiscal 2020, to facilitate its review and determination of executive compensation, the Compensation Committee engaged Pearl Meyer to conduct a comprehensive competitive review of our executive compensation program. In connection with this review and in consultation with Pearl Meyer and senior management of the Company, Pearl Meyer identified a peer group comprised of 16 healthcare equipment, pharmaceutical and biotechnology companies roughly similar to the Company in revenue size or market capitalization, and focused on cancer treatments to the extent possible. In addition to peer group data, four published or private compensation surveys were also utilized in Pearl Meyer's 2020 report and comparisons to survey benchmark positions were made based on the Company's revenue or employee size. Pearl Meyer completed its review in May 2020 and presented its analysis of the Company's executive compensation program relative to peer and survey 25th, 50th and 75th percentile levels. Overall, the study suggested that total direct compensation was below the 25th percentile market levels.

Nominations Committee. The Nominations and Corporate Governance Committee consists of three directors who have each been determined to be “independent” as defined by applicable SEC rules and NYSE American listing standards. Mr. McCormick (Chairman), Dr. Vitale, and Mr. Hoffmann currently serve on the Nominations and Corporate Governance Committee. The Committee’s charter as approved by the Board was attached as Appendix A to the Proxy Statement for the Annual Meeting held in February 2015 and is available at https://isoray.com/investors/nominations-and-corporate-governance-committee/. The Committee identifies and solicits recommendations from management of qualified individuals as prospective Board members. The Committee also recommends the director nominees to the Board for election at the annual meeting of stockholders. The Committee oversees the annual review and evaluation of the performance of the Board and its committees, and develops and recommends corporate governance guidelines to the Board. In addition, the Committee examines, evaluates, and monitors the independence of directors for general Board positions as well as for specific committee duties, and evaluates specific qualifications for members serving as audit committee financial experts.

Special Litigation Committee. The Special Litigation Committee was established by the Board on September 17, 2017, and consists of Mr. Hoffmann (Chairman) and Mr. McCormick, each of whom are “independent” directors within the meaning of SEC rules and NYSE American listing standards.

The Board and its committees may retain outside advisors as they determine necessary to fulfill their responsibilities. All committees report their activities to the full Board. Each committee charter is posted on the Isoray website, www.isoray.com.

Each current Board member attended at least 75% of the aggregate meetings of the Board and of the Committees on which he served that were held during the period for which he was a Board or Committee member in the Company’s fiscal year ended June 30, 2020.

The following table summarizes the membership of the Board and each of its committees as of the date of this proxy statement, as well as the number of times each committee met or took action by written consent during the fiscal year ended June 30, 2020.

	Board	Audit	Compensation	Nominations	Litigation
Michael McCormick	Chair	Member	Member	Chair	Member
Lori A. Woods	Member	N/A	N/A	N/A	N/A
Philip Vitale, M.D.	Member	Member	Chair	Member	N/A
Alan Hoffmann	Member	Chair	Member	Member	Chair
Number of Meetings Held and Consents Taken in Fiscal 2020	10	4	2	1	0

Executive Sessions

Pursuant to the listing standards of the NYSE American, the independent directors are required to meet at least annually in executive sessions. During fiscal 2020, the Board held 2 executive sessions.

Report of the Audit Committee of the Board

The Audit Committee consists of three outside directors, each of whom has been determined to be financially literate and meets the independence standards for members of public company audit committees set forth in SEC rules adopted under the Sarbanes-Oxley Act of 2002 and applicable NYSE American listing standards. The Committee operates under a written charter adopted by the Board. Committee members are independent directors Alan Hoffmann (Chair), Philip J. Vitale, M.D., and Michael W. McCormick. Mr. Hoffmann has been determined to be qualified as an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

The Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to corporate accounting and reporting practices of the Company toward assurance of the quality and integrity of its consolidated financial statements. The purpose of the Committee is to serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; oversee, review and appraise the audit activities of the Company’s independent auditors and internal auditing function; and maintain complete, objective and open communication between the Board, the independent accountants, financial management, and the internal audit function. The Audit Committee met 4 times during the 2020 fiscal year.

The Company’s independent auditor reports directly to the Committee. The Audit Committee is solely responsible to appoint or replace the Company’s independent auditor, and to assure the auditor’s independence and to provide oversight and supervision thereof. The Committee determines compensation of the independent auditor and has established a policy for approval of non-audit related engagements awarded to the independent auditor. Such engagements must not impair the independence of the auditor with respect to the Company, as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Committee. The Committee determines the extent of funding that the Company must provide to the Committee to carry out its duties, and has determined that such amounts were sufficient in fiscal 2020.

With respect to the fiscal year ended June 30, 2020, in addition to its other work, the Committee:

●	Reviewed and discussed with management the audited consolidated financial statements of the Company as of June 30, 2020 and the year then ended;

●	Discussed with DeCoria, Maichel & Teague, P.S. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

●

Received from DeCoria, Maichel & Teague, P.S. the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence. In addition, discussed with the auditors the firm’s independence and determined that independence had been maintained.

The Committee recommended, based on the review and discussion summarized above, that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 for filing with the SEC.

AUDIT COMMITTEE
Alan Hoffmann, Chair
Philip J. Vitale, M.D.
Michael W. McCormick

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

Nomination Process

The Nominations and Corporate Governance Committee is the nominating committee of the Board. The Committee is governed by the Company’s Certificate of Incorporation and Bylaws with respect to the nominations process. The Committee is responsible for recommending nominees for nomination by the Board for election to the Board. The Committee will consider nominations from stockholders, provided that such nominations are received by the Company’s Secretary in accordance with the Certificate of Incorporation, the Bylaws, and the date set in the prior year’s proxy statement.

The Committee will perform the following duties with respect to director nominations: (a) consider the criteria for identifying and recommending individuals who may be nominated for election to the Board; (b) provide a recommendation to the Board of the slate of nominees for election to the Board; (c) as the need arises, make recommendations to fill vacancies and actively seek individuals qualified to become Board members; and (d) consider stockholder nominations for the Board when properly submitted in accordance with the Company’s Certificate of Incorporation and Bylaws.

The Committee will consider candidates for the Board who are recommended by its members, other Board members, stockholders and management, as well as those identified by any third party search firm the Company may retain to assist in identifying and evaluating possible candidates. The Committee evaluates candidates recommended by stockholders in the same manner that it evaluates other candidates. The Committee’s evaluations will be based upon several criteria, including the candidate’s broad-based business and professional skills and experiences; commitment to representing the long-term interests of stockholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics; personal integrity and judgment; and practical wisdom and sound judgment. Candidates should have reputations, both personal and professional, consistent with the Company’s image and reputation.

At a minimum, the majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the medical isotope industry. Accordingly, the Committee seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Company does not have a formal policy related to consideration of diversity in identifying director nominees.

The Committee will utilize the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the members of the Committee will be polled for suggestions as to potential candidates that may meet the criteria above, discuss candidates suggested by Company stockholders and may also engage, if the Committee deems appropriate, a professional search firm. The Committee will then meet to discuss and consider these candidates’ qualifications and then choose a candidate to recommend by majority vote. To date, the Board and the Committee have not engaged professional search firms to identify or evaluate potential nominees but may do so in the future, if necessary.

Vote Required for Election

You may vote either “FOR ALL”, “WITHHOLD ALL,” or “FOR ALL EXCEPT” certain nominees for Proposal 1. The vote with respect to the election of directors (Proposal 1) is governed by Delaware law and the Company’s bylaws and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, votes that are withheld from voting (whether by abstention, broker non-vote, or otherwise) will be counted in determining whether a quorum is present but will have no other effect on the election of directors. The four persons receiving the highest number of affirmative votes will be elected as directors of the Company.

The Board unanimously recommends that the stockholders vote “FOR ALL” on Proposal 1 to elect Lori A. Woods, Philip J. Vitale, M.D., Michael W. McCormick, and Alan Hoffmann as directors for a one year term expiring at the Fiscal 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

PROPOSAL 2 – RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed the firm of DeCoria, Maichel & Teague, P.S. to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2021, and has directed that such re-appointment be submitted to our stockholders for ratification at the Annual Meeting now that our fiscal 2020 year has ended. Our organizational documents do not require that our stockholders ratify the selection of our independent registered public accounting firm. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain DeCoria, Maichel & Teague, P.S., but still may retain it nonetheless. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests. Representatives from DeCoria, Maichel & Teague, P.S. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The Company paid or accrued the following fees in each of the prior two fiscal years to its principal accountant, DeCoria, Maichel & Teague, P.S. (in thousands):

For the Year Ended June 30,
	2020	2019
Audit fees	$74	$47
Audit-related fees	-	-
Tax fees	$12	$9
All other fees	13	$14

Totals	$99	$70

Audit fees include fees for the audit of our annual financial statements, reviews of our quarterly financial statements, and related consents for documents filed with the SEC. Tax fees include fees for the preparation of our federal and state income tax returns. All other fees are from consulting costs created by the review of documents related to equity offerings.

As part of its responsibility for oversight of the independent registered public accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by our independent registered public accountants, DeCoria, Maichel & Teague, P.S. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent auditors is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit. All services pre-approved by the Chairman of the Audit Committee must be presented at the next Audit Committee meeting for review and ratification. All of the services provided by DeCoria, Maichel & Teague, P.S. described above were approved by our Audit Committee.

The Company’s principal accountant, DeCoria, Maichel & Teague, P.S., did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

Vote Required

You may vote either “FOR,” “AGAINST,” or “ABSTAIN” on Proposal 2. The vote required to ratify the re-appointment of our independent registered public accounting firm (Proposal 2) is governed by Delaware law and the Company’s bylaws and is the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required obtaining the necessary majority vote, and therefore will have the same effect as voting against Proposal 2.

Because your vote on Proposal 2 is advisory, it will not be binding on the Board or the Company. However, the Board and the Audit Committee will consider the outcome of the advisory vote when making future decisions regarding the selection of our independent registered public accounting firm.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2 to ratify the re-appointment of DeCoria, Maichel & Teague, P.S. as the independent registered public accounting firm of the Company.

PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

Section 14 of the Securities Exchange Act, pursuant to the Dodd-Frank Act, requires us to hold an advisory vote, not less frequently than once every six years, on the frequency of the advisory vote to approve the compensation of our named executive officers, which is commonly known as a “say-on-pay” vote. By voting on this Proposal 3, stockholders may indicate whether they would prefer that we hold a say-on-pay vote every one, two, or three years. We believe that our named executive compensation is straightforward, uncontroversial, and highly unlikely to provide incentives for excessive risk-taking. The Board believes that a less frequent vote would: (i) permit stockholders to focus on overall design issues rather than on the details of individual decisions, and (ii) align with the goals of our compensation arrangements which are designed to reward performance that promotes long-term stockholder value. Accordingly, we ask that you support a frequency of every three years for future stockholder advisory votes to approve the compensation of our named executive officers. We believe that a three-year cycle provides the Board and the Compensation Committee with sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement changes, as needed, to our named executive compensation program.

By voting on Proposal 3, stockholders may indicate whether they would prefer an advisory vote to approve our named executive officer compensation every one, two, or three years. The Board will consider the outcome of the vote requested by this Proposal 3 when making future decisions regarding the frequency of the “say-on-pay” vote. However, because this is an advisory vote and not binding on the Board or the Company, the Board may decide that it is in the best interest of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency approved by our stockholders.

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to inform the Company as to how often you wish the Company to include a “say-on-pay” proposal in our proxy statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The current frequency of stockholder advisory votes on executive compensation is every three years and, under the current frequency, the next such vote will occur at the FY 2023 annual meeting of stockholders. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the stockholders wish the Company to include an advisory vote on the compensation of the Company's named executive officers pursuant to Section 14A of the Securities Exchange Act every:

●	1 year;
●	2 years; or
●	3 years.”

Vote Required

You may vote either “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN” on Proposal 3. By voting on Proposal 3, stockholders may indicate whether they would prefer an advisory vote to approve our named executive officer compensation every one, two, or three years. A frequency of every one, two, or three years must receive a plurality of the votes represented and entitled to vote on this proposal at the meeting to be deemed by us as the frequency for the advisory vote that has been selected by stockholders. As a result, votes that are withheld from voting (whether by abstention, broker non-vote, or otherwise) will be counted in determining whether a quorum is present but will have no other effect on the frequency of the advisory vote on named executive officer compensation.

Because your vote on Proposal 3 is advisory, it will not be binding on the Board or the Company. However, the Board will consider the outcome of the advisory vote when making future decisions regarding executive compensation of our named executive officers.

The Board unanimously recommends that the stockholders vote “3 YEARS” on Proposal 3 to include an advisory vote of the stockholders on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act either every one, two, or three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of the Company’s Common Stock and voting Preferred Stock as of October 22, 2020 for (i) each person known by the Company to be a beneficial owner of five percent or more of the outstanding Common or Series B Preferred Stock of the Company, (ii) each executive officer, director and nominee for director of the Company, and (iii) directors and executive officers of the Company as a group. As of October 15, 2020, the Company had 68,897,779 shares of Common Stock and 59,065 shares of Series B Preferred Stock outstanding. On October 22, 2020, all of our Series B Stock converted into 59,065 shares of Common Stock as a result of the Company conducting a firm commitment offering of over $9 million. Except as otherwise indicated below, the address for each listed beneficial owner is c/o Isoray, Inc., 350 Hills Street, Suite 106, Richland, Washington 99354.

Common Stock Share Ownership

Name of Beneficial Owner	Common Shares Owned	Common Stock Options[1]	Common Stock Warrants[4]	Percent of Class[2,3]
Lori Woods	590,576	212,500	24,038	0.95%
Alan Hoffmann	64,230	100,000	9,615	0.20%
Michael McCormick	41,230	100,000	9,615	0.17%
Philip Vitale M.D.	130,000	100,000	10,000	0.27%
William Cavanagh III	27,692	476,660	3,846	0.58%
Michael Krachon	133,844	450,000	14,422	0.68%
Jonathan Hunt	67,306	187,500	33,653	0.33%
Jennifer Streeter	5,440	287,500	-	0.33%
Mark Austin	35,230	182,500	9,615	0.26%
Directors and Executive Officers as a group	1,095,548	2,096,660	114,804	3.77%

1.	Only includes those Common Stock options that could be exercised for Common Stock within 60 days after October 22, 2020.
2.

Percentage ownership is based on 87,226,074 shares of Common Stock outstanding on October 22, 2020. Shares of Common Stock subject to stock options or stock warrants which are currently exercisable or will become exercisable within 60 days after October 22, 2020 are deemed outstanding for computing the percentage ownership of the person or group holding such options but are not deemed outstanding for computing the percentage ownership of any other person or group.

3.	On October 22, 2020, all of our Series B Stock converted into 59,065 shares of Common Stock as a result of the Company conducting a firm commitment offering of over $9 million.
4.	Purchased pursuant to public offering that closed on October 22, 2020. Each share of common stock purchased included one-half of a warrant. Each whole warrant is exercisable to purchase one share of common stock at an exercise price of $0.57 per share. Each warrant is immediately exercisable, and will expire October 22, 2025.

No person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) is known to the Company to be the beneficial owner of more than 5 percent of the Company’s Common Stock.

Series B Preferred Stock Share Ownership

	Series B
	Preferred
	Shares	Percent of
Name of Beneficial Owner	Owned	Class[1]
Aissata Sidibe[2]	20,000	33.86%
William and Karen Thompson Trust[3]	14,218	24.07%
Jamie Granger[4]	10,529	17.83%
Hostetler Living Trust[5]	9,479	16.05%
Leslie Fernandez[6]	3,688	6.24%

1.

Percentage ownership is based on 59,065 shares of Series B Preferred Stock outstanding on October 15, 2020. Although these shares were outstanding as of the record date, on October 22, 2020, all of our Series B Stock converted into 59,065 shares of Common Stock as a result of the Company conducting a firm commitment offering of over $9 million, and thus as of the date of this proxy statement, no shares of Series B Preferred Stock are outstanding.

2.	The address of Aissata Sidibe is 99302 E. Sidibe PR SE, Kennewick, WA 99338.
3.	The address of the William and Karen Thompson Trust is 285 Dondero Way, San Jose, CA 95119.
4.	The address of Jamie Granger is 53709 South Nine Canyon Road, Kennewick, WA 99337.
5.	The address of the Hostetler Living Trust is 9327 NE 175th Street, Bothell, WA 98011.
6.	The address of Leslie Fernandez is 6727 Highclere Manor Lane, Houston, TX 77055.

No officers or directors beneficially own shares of any class of Preferred Stock.

SECTION 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the Commission) initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock. The rules promulgated by the SEC under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the SEC pursuant to Section 16(a). The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

We believe that Isoray's executive officers, directors and 10% stockholders timely complied with their filing requirements during the year ended June 30, 2020.

Executive Officers

The executive officers serving the Company as of October 15, 2020 were as follows:

Name	Age	Position Held
Lori Woods	58	Chief Executive Officer, Director
Jonathan Hunt	53	Chief Financial Officer, Co-Principal Financial Officer
Mark Austin[1]	33	Controller, Co-Principal Financial and Principal Accounting Officer, Corporate Secretary
William Cavanagh III	55	Chief Research and Development Officer
Michael Krachon[2]	49	Executive Vice President, Sales and Marketing
Jennifer Streeter[3]	51	Chief Operating Officer, Vice President, Human Resources

1.	Effective September 15, 2020, Mr. Austin was appointed Corporate Secretary.
2.	Effective June 23, 2020, Mr. Krachon was appointed Executive Vice President of Sales and Marketing.
3.	Effective June 23, 2020, Mrs. Streeter was appointed Chief Operating Officer.

Company Service History

Ms. Woods took office as Interim Chief Executive Officer on June 4, 2018 and was appointed CEO of the Company on December 12, 2018. Mr. Hunt was appointed as Chief Financial Officer of the Company on December 3, 2018. On February 12, 2019, Mr. Hunt was appointed as Co-Principal Financial Officer. Mr. Austin has served as Controller, Principal Financial and Accounting Officer, since July 2017 and Co-Principal Financial Officer since February 12, 2019. He was appointed Corporate Secretary on September 15, 2020. Mr. Cavanagh was deemed to be an executive officer by the Board effective October 12, 2010. He was appointed Chief Operating Officer effective March 3, 2016 and Chief Scientific Officer effective August 15, 2016 and served in these positions until February 12, 2019. On February 12, 2019, Mr. Cavanagh was appointed to the position of Chief Research and Development Officer. Mr. Krachon became our Vice-President, Sales and Marketing on March 2, 2016, and was deemed to be an executive officer on June 14, 2016. He was appointed Executive Vice President of Sales and Marketing effective June 24, 2020. Ms. Streeter joined Isoray in July 2016 as Vice President of Training. In September 2016, she accepted responsibility as Vice President of Human Resources. Effective July 19, 2019, she was appointed Interim Chief Operating Officer and effective June 23, 2020, as appointed Chief Operating Officer. Our Board appoints our officers, and their terms of office are at the discretion of the Board. Ms. Woods, Mr. Hunt, Mr. Austin, Mr. Cavanagh, Mr. Krachon, and Ms. Streeter have employment agreements.

Professional History

Lori A. Woods – Ms. Woods’ biographical information is incorporated by reference to the “Directors” section in the discussion of Proposal 1.

Jonathan Hunt - Mr. Hunt was appointed as Chief Financial Officer of the Company on December 3, 2018. On February 12, 2019, Mr. Hunt was appointed as Co-Principal Financial Officer. Before joining the Company, Mr. Hunt was Chief Financial Officer at Vivid Learning Systems, an online safety training company, from 2009 to 2018, where he had a central role in its turnaround, including growing revenues and implementing financial policy and process changes that ultimately resulted in the successful sale of the business. Mr. Hunt previously served as Chief Financial Officer of the Company from 2006 to 2009. Prior to that, Mr. Hunt worked at Hypercom Corporation, a global provider of electronic payment solutions and manufacturer of credit card terminals, where he served as Assistant Corporate Controller from 2005 to 2006.   Mr. Hunt holds a Bachelor of Science, Accountancy, and a Masters of Accountancy degree from Brigham Young University.

Mark Austin - Mr. Austin has served as Controller, Principal Financial and Accounting Officer, since July 2017 and Co-Principal Financial Officer since February 12, 2019. On September 15, 2020, Mr. Austin was appointed Corporate Secretary. Prior to joining the Company, Mr. Austin practiced as a Certified Public Accountant with the accounting firm KPMG where he worked from October 2009 to July 2017. At KPMG, Mr. Austin served as a Senior Manager and before that, as a Manager and Senior Associate in Portland, Oregon, where he served as lead for financial statement and internal control audits within the technology industry, including for software and manufacturing companies. While at KPMG, Mr. Austin served as lead manager for a global public company; supervised, coached, and lead teams and team members; and researched technical accounting issues relevant to the technology industry. Mr. Austin holds a Bachelor of Science in Commerce degree in Accounting, from Santa Clara University, in Santa Clara, California.

William Cavanagh III - Mr. Cavanagh joined Isoray Medical, Inc. in January 2010 and served as Vice President, Research and Development until March 3, 2016, other than serving as interim Chief Executive Officer for Isoray from January 7, 2016 to February 14, 2016. He was appointed Chief Operating Officer of Isoray effective March 3, 2016 and Chief Scientific Officer effective August 15, 2016 and served in these positions until February 12, 2019. On February 12, 2019, Mr. Cavanagh was appointed to the position of Chief Research and Development Officer. Immediately prior to joining Isoray Medical, Mr. Cavanagh was engaged in the research and development of dendritic cell therapies for cancer and infectious diseases. He served as Chief Scientific Officer for Sangretech Biomedical, LLC for the six years prior to joining Isoray Medical. At Sangretech, he oversaw the design and implementation of a novel cancer therapy. Mr. Cavanagh began his extensive career in cancer treatment technologies in the early 1990s, when he helped lead research and development of a therapy involving the insertion of radioactive sources directly into the prostate for the treatment of prostate cancer (prostate brachytherapy). He has designed several cancer treatment-related studies, is listed as an author on 34 peer-reviewed publications and is the listed inventor on a U.S. patent application detailing a novel treatment for cancer. Mr. Cavanagh has also served as Director of the Haakon Ragde Foundation for Advanced Cancer Studies in Seattle, Washington, where he led the research foundation in the selection of viable research projects directed at treating advanced cancers. Mr. Cavanagh holds a B.S. in Biology from the University of Portland (Oregon) and attended two years of medical school before beginning his career in research management.

Michael Krachon - Mr. Krachon brings more than 20 years’ experience of progressive growth in sales and marketing in the medical industry to the Company. He joined Isoray in March 2016 as Vice President, Sales and Marketing and on June 23, 2020, was appointed Executive Vice President of Sales and Marketing. Prior to joining Isoray, Mr. Krachon was employed by C.R. Bard Inc. since 2001, and was a key member of the Bard Urological and Medical Division which developed brachytherapy devices and delivery systems for the U.S. and international markets. He was the leader of the brachytherapy commercial team, which grew to be the global brachytherapy market leader. Mr. Krachon assisted in the business unit’s strategic planning, development of the international business segment and creating and delivering the international product launches which resulted in market leadership across Europe, Japan and Africa. His responsibilities included: the development of strategic brachytherapy sales and marketing programs; the implementation of industry leading national and international training programs; and supporting the product development process. Finally, Mr. Krachon has been instrumental in successfully supporting the industry through congressional lobbying efforts to establish and maintain reimbursement codes for brachytherapy. He served as Chairman of the Coalition for Advancement of Brachytherapy from 2009 to 2016 and has been recognized as a national speaker for brachytherapy by the industry. Mr. Krachon received a B.S.E. in biomedical engineering from Duke University and his M.B.A. from the Goizueta Business School at Emory University.

Jennifer Streeter - Mrs. Streeter brings more than 10 years’ experience of progressive growth in the Human Resources field. She joined Isoray in July 2016 as Vice President of Training. In September 2016, she accepted responsibility as Vice President of Human Resources. Effective July 19, 2019, she was appointed Interim Chief Operating Officer and on June 23, 2020, was appointed Chief Operating Officer. Prior to joining Isoray, Mrs. Streeter was employed by Supershuttle International as the Vice President of Learning Development, where she led a team of training managers providing overall training and organizational development activities. Mrs. Streeter was employed by Supershuttle International from 2010 to 2016. Previously Mrs. Streeter has facilitated both on ground and online courses at the undergraduate and graduate levels for universities including Grand Canyon University, Ottawa University and Western International University. The courses focused on Human Resource and Organizational Development. Mrs. Streeter received her Bachelor’s Degree in Management/Marketing and her Master’s Degree in Leadership Studies from Baker College, in Michigan.

There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors is acting on behalf of, or will act at the direction of, any other person. There are no family relationships among our executive officers and directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during our past two fiscal years awarded to, earned by or paid to each of the following individuals. Salary and other compensation for these officers are set or recommended to the Board by the Compensation Committee.

Summary Compensation Table

				Non-equity
Name and			Option	incentive plan	All other
principal		Salary	awards	compensation	compensation	Total
position	Year	($)	($)[1]	($)	($)[3]	($)
Lori Woods	2020	315,612	98,700	77,325	-	491,637
CEO and Director	2019	315,612	74,700	15,781	10,431	416,524
William Cavanagh	2020	220,256	59,220	38,545	-	318,021
CRDO	2019	220,256	44,820	11,013	33,617	309,706
Michael Krachon	2020	243,338	59,220	42,584	-	345,142
EVP – S&M2	2019	243,338	44,820	12,167	26,508	326,833

1.

Amounts represent the ASC 718, Compensation – Stock Compensation valuation for the fiscal years 2020 and 2019, respectively. Options awarded vest in three to five equal annual installments and expire ten years after the date of grant. All options were granted at the fair market value of the Company’s stock on the date of grant and the Company used a Black-Scholes methodology as discussed in the footnotes to the financial statements to value the options.

2.	Effective June 23, 2020, Mr. Krachon was appointed Executive Vice President of Sales and Marketing.
3.

During fiscal year 2019, the vacation policy was changed for these individuals to an unlimited vacation policy with no accrual. The amounts represent vacation accrued under the prior policy. Mr. Cavanagh’s includes $10,000 to assist with his relocation to Richland, WA.

 Employment Agreements

Lori A. Woods – In connection with Ms. Woods’ appointment as CEO, the Company entered into an Employment Agreement, dated effective January 1, 2019, for an initial term of three years, subject to successive one year renewals, and on December 16, 2019, Ms. Woods and the Company entered into an Amendment to Employment Agreement. Ms. Woods will receive an annual salary of $315,612, payable in accordance with the Company’s standard payroll practices. She will be eligible for a quarterly and an annual discretionary bonus as periodically established by the Compensation Committee of the Company based upon metrics that will be established by the Compensation Committee in its sole discretion. Ms. Woods will have the ability to earn up to 35% of her annual salary, payable in the amount of 7% of her annual salary per quarter and an additional 7% at the end of the fiscal year subject to meeting the metrics. The bonus plan percentage can be adjusted in the future by the Compensation Committee in its sole discretion. Also under her Employment Agreement, Ms. Woods is eligible to participate in and receive stock options under the Company’s 2017 Equity Incentive Plan and 2020 Equity Incentive Plan. The Amendment was entered into in light of a new Washington State law that went into effect on January 1, 2020, governing noncompetition agreements

Ms. Woods is an “at-will” employee. Either she or the Company may terminate her employment with or without cause, for any reason or no reason, and at any time. If Ms. Woods’ employment ends due to expiration of the term or mutual written agreement with the Company, or she resigns or is terminated for cause, the Company will pay her accrued but unpaid wages and her approved but unreimbursed business expenses. If Ms. Woods is terminated by the Company without cause or at-will, the Company will pay her accrued but unpaid wages, her approved but unreimbursed business expenses, six months’ severance based on her then-current base salary, and COBRA premiums for up to 6 months of coverage. Ms. Woods is subject to standard confidentiality provisions and a non-compete, non-solicitation covenant for a one-year period following termination of her employment.

William Cavanagh III – On October 8, 2018, the Company entered into an Employment Agreement with William Cavanagh III, in his position as Chief Operating Officer and Chief Scientific Officer, and on December 16, 2019, Mr. Cavanagh and the Company entered into an Amendment to Employment Agreement. The initial term of his Employment Agreement is three years, subject to successive one year renewals. Mr. Cavanagh will receive an annual salary of $220,256, payable in accordance with the Company’s standard payroll practices. He is eligible for a quarterly and an annual discretionary bonus as periodically established by the Compensation Committee based upon metrics that will be established by the Compensation Committee in its sole discretion. Mr. Cavanagh will have the ability to earn up to 25% of his annual salary, payable in the amount of 5% of his annual salary per quarter and an additional 5% at the end of the fiscal year subject to meeting the metrics. The bonus plan percentage can be adjusted in the future by the Compensation Committee in its sole discretion. Also under his Employment Agreement, Mr. Cavanagh is eligible to participate in and receive stock options under the Company’s 2017 Equity Incentive Plan and 2020 Equity Incentive Plan. The Amendment was entered into in light of a new Washington State law that went into effect on January 1, 2020, governing noncompetition agreements.

Mr. Cavanagh is an “at-will” employee. Either he or the Company may terminate his employment with or without cause, for any reason or no reason, and at any time. If Mr. Cavanagh is terminated by the Company without cause or at will, he will be entitled to receive six months’ severance based on his then current base salary. Mr. Cavanagh is subject to standard confidentiality provisions and a non-compete, non-solicitation covenant for a one-year period following termination of his employment.

Michael Krachon – On February 6, 2019, the Company entered into an Employment Agreement with Michael Krachon, in his position as Vice President of Sales and Marketing. On December 16, 2019, Mr. Krachon and the Company entered into an Amendment to Employment Agreement, and on June 25, 2020, Mr. Krachon and the Company entered into a Second Amendment to Employment Agreement to change his title to Executive Vice President of Sales and Marketing. The initial term of the Employment Agreement is three years, subject to successive one year renewals. The first Amendment was entered into in light of a new Washington State law that went into effect on January 1, 2020, governing noncompetition agreements Under the Second Amendment, Mr. Krachon will receive an annual salary of $ 267,671.25, payable in accordance with the Company’s standard payroll practices. Mr. Krachon will be eligible for a quarterly and an annual discretionary bonus as periodically established by the Compensation Committee based upon metrics that will be established by the Compensation Committee in its sole discretion. Mr. Krachon will have the ability to earn up to 25% of his annual salary, payable in the amount of 5% of his annual salary per quarter and an additional 5% at the end of the fiscal year subject to meeting the metrics. The bonus plan percentage can be adjusted in the future by the Compensation Committee in its sole discretion. Also under his Employment Agreement, Mr. Krachon is eligible to participate in and receive stock options under the Company’s 2017 Equity Incentive Plan and 2020 Equity Incentive Plan.

Mr. Krachon is an “at-will” employee. Either Mr. Krachon or the Company may terminate the Executive’s employment with or without cause, for any reason or no reason, and at any time. If Mr. Krachon is terminated by the Company without cause or at will, he will be entitled to receive six months’ severance based on his then current base salary. Mr. Krachon is subject to standard confidentiality provisions and a non-compete, non-solicitation covenant for a one-year period following termination of his employment.

We provide for an annual cash incentive that reinforces our pay-for-performance approach. This incentive compensation is a short-term incentive program that rewards achievement. Annual incentive awards are awarded at the sole determination of the Compensation Committee (on behalf of the Board) based on the actual and measurable performance of the Company based on a set of corporate objectives for the previous year.

For fiscal year 2020, the bonus plan was such that the Chief Executive Officer had an opportunity to earn a bonus of seven percent (7%) of his or her annual base salary and each other named officer had an opportunity to earn a bonus of five percent (5%) of his or her annual base salary by meeting the following parameters: half of the bonus was paid if the Company had a twenty-five percent (25%) increase in revenue from the prior year’s comparable quarter; one quarter of the bonus was paid if the Company had a gross margin percentage of fifty percent (50%) or higher in the applicable quarter; and one quarter of the bonus was paid if the Company had a net loss margin of negative forty percent (-40%) or less in the applicable quarter. Additionally, the Chief Executive Officer had an opportunity to earn a bonus of seven percent (7%) of his or her annual base salary and each other named officer had an opportunity to earn a bonus of five percent (5%) of his or her annual base salary by meeting the following parameters: half of the bonus was paid if the Company had a twenty-five percent (25%) increase in revenue from the prior fiscal year; one quarter of the bonus was paid if the Company had a gross margin percentage of fifty percent (50%) or higher in the fiscal year; and one quarter of the bonus was paid if the Company had a net loss margin of negative forty percent (-40%) or less in the fiscal year.

For fiscal year 2020, all of the metrics were met for the first and third fiscal quarters as well as for the full fiscal year. During the second fiscal quarter for 2020, fifty percent (50%) of the metrics were achieved.

NEO	2020 Bonus ($)
Lori Woods - CEO and Director	77,325
William Cavanagh - CRDO	38,545
Michael Krachon - Executive Vice President of Sales and Marketing	42,584

For fiscal year 2021, the bonus plan was revised so that the Chief Executive Officer has an opportunity to earn a bonus of eight percent (8%) of his or her annual base salary and each other named officer has an opportunity to earn a bonus of six percent (6%) of his or her annual base salary by meeting the following parameters: half of the bonus will be paid if the Company has a twenty-five percent (25%) increase in revenue from the prior year’s comparable quarter; one quarter of the bonus will be paid if the Company has a gross margin percentage of fifty-five percent (55%) or higher in the applicable quarter; and one quarter of the bonus will be paid if the Company has a net loss margin of negative twenty-five percent (-25%) or less in the applicable quarter. Additionally, the Chief Executive Officer has an opportunity to earn a bonus of eight percent (8%) of his or her annual base salary and each other named officer has an opportunity to earn a bonus of six percent (6%) of his or her annual base salary by meeting the following parameters: half of the bonus will be paid if the Company has a twenty-five percent (25%) increase in revenue from the prior fiscal year; one quarter of the bonus will be paid if the Company has a gross margin percentage of fifty-five percent (55%) or higher in the fiscal year; and one quarter of the bonus will be paid if the Company has a net loss margin of negative twenty-five percent (-25%) or less in the fiscal year.

Outstanding Equity Awards at Fiscal Year-End

Option awards

Equity Incentive Plan awards:

	Number of		Number of
	securities		securities
	underlying		underlying
	unexercised		unexercised		Option
	options		options		exercise	Option
	(#)		(#)		price	expiration
Name	exercisable		unexercisable		($)	date
Lori Woods	62,500	[7]	187,500	[7]	0.61	06/23/2030
CEO and Director	62,500	[6]	125,000	[6]	0.43	06/18/2029
	62,500	[4]	62,500	[4]	0.46	06/13/2028
	25,000	[1]	-	[1]	0.605	06/27/2027
William Cavanagh	37,500	[7]	112,500	[7]	0.61	06/23/2030
CRDO	75,000	[6]	75,000	[6]	0.43	06/18/2029
	112,500	[5]	37,500	[5]	0.46	06/13/2028
	225,000	[1]	-	[1]	0.605	06/27/2027
	6,660	[2]	-		0.98	06/27/2022
	20,000	[3]	-		2.46	06/17/2024
Michael Krachon	37,500	[7]		[7]	0.61	06/23/2030
EVP – S&M	75,000	[6]	75,000	[6]	0.43	06/18/2029
	112,500	[5]	37,500	[5]	0.46	06/13/2028
	225,000	[1]	-	[1]	0.605	06/27/2027

1.	Represents a June 27, 2017, grant, all of which are exercisable as of June 27, 2020.
2.	Represents a June 27, 2012, grant, all of which were exercisable as of June 27, 2015.
3.	Represents a June 17, 2014, grant, all of which were exercisable as of June 17, 2017.
4.

Represents a June 13, 2018, grant, one-fourth of which became exercisable on December 13, 2018, one-fourth of which became exercisable on June 13, 2019, one-fourth of which became exercisable on June 13, 2020, and the final fourth will become exercisable on June 13, 2021.

5.

Represents a June 13, 2018, grant, one-fourth of which became exercisable on June 13, 2018, one-fourth of which became exercisable on June 13, 2019, one-fourth of which became exercisable on June 13, 2020, and the final fourth will become exercisable on June 13, 2021.

6.

Represents a June 18, 2019, grant, one-fourth of which became exercisable on June 18, 2019, one-fourth of which became exercisable on June 18, 2020, one-fourth of which will become exercisable on June 18, 2021, and the final fourth will become exercisable on June 18, 2022.

7.

Represents a June 23, 2020, grant, one-fourth of which became exercisable on June 23, 2020, one-fourth of which will become exercisable on June 23, 2021, one-fourth of which will become exercisable on June 23, 2022, and the final fourth will become exercisable on June 23, 2023.

The Company has a 401(k) plan that covers all eligible full-time employees of the Company. Contributions to the 401(k) plan are made by participants to their individual accounts through payroll withholding. Additionally, the 401(k) plan provides for the Company to make contributions to the 401(k) plan in amounts at the discretion of management. The Company has not made any contributions to the 401(k) plan and does not maintain any other retirement plans for its executives or employees.

Fiscal Year 2020 Director Compensation

	Fees earned
	or paid in	Option
	cash	awards	Total
Name	($)	($)	($)
Alan Hoffmann	41,000	11,844	52,844
Michael McCormick	41,000	11,844	52,844
Philip Vitale MD	41,000	11,844	52,844

Each non-employee director had stock options to purchase shares of the Company’s common stock outstanding as of June 30, 2020 as follows - Mr. Hoffmann had stock options to purchase 145,000 shares of common stock, Mr. McCormick had stock options to purchase 145,000 shares of common stock, and Dr. Vitale had stock options to purchase 145,000 shares of common stock.

During the fiscal year 2020, the independent directors received $3,000 per month for their service. In addition, each non-employee director received $1,000 per Board meeting attended in person or $500 per Board meeting attended via telephone and $500 per committee meeting attended. Each non-employee director was also granted stock options to purchase 30,000 shares of Common Stock in June, 2020. Employee directors do not receive any compensation for their service on the Board.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our officers, directors and employees and a separate Code of Ethics for Chief Executive Officer and Senior Financial Officers that supplements our Code of Conduct and Ethics.

The Code of Conduct and Ethics was previously filed as Exhibit 14.1 to our Form 10-KSB for the period ended June 30, 2005, and the Code of Ethics for Chief Executive Officer and Senior Financial Officers was previously filed as Exhibit 14.2 to that same report. The Code of Ethics for Chief Executive Officer and Senior Financial Officers is also available to the public on our website at http://www.isoray.com/about/investors/. Each of these policies comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission. Any amendments to or waivers of the Codes will be promptly posted on our website at www.isoray.com or in a Report on Form 8-K, as required by applicable laws.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Certain Relationships and Related Party Transactions

None requiring disclosure under Reg. S-K Item 404.

Review and Approval of Related Party Transactions

The Company’s Code of Ethics emphasizes the importance of avoiding situations or transactions in which personal interests may interfere with the best interests of the Company or its shareholders. In addition, the Company’s general corporate governance practice includes Board-level discussion and assessment of procedures for discussing and assessing relationships, including business, financial, familial and nonprofit, among the Company and its officers and directors or their immediate family members, to the extent that they may arise. The Board and either the Audit Committee or the Nominations and Corporate Governance Committee review any transaction with an officer or director or their immediate family members to determine, on a case-by-case basis, whether a conflict of interest exists. The Board ensures that all directors voting on such a matter have no interest in the matter and discusses the transaction with counsel as the Board deems necessary. The Board will generally delegate the task of discussing, reviewing and approving transactions between the Company and any related persons to either the Audit Committee or the Nominations and Corporate Governance Committee.

As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related party would be disclosed in our Annual Report; however, during our fiscal year ended June 30, 2020, we did not have any related party transactions requiring disclosure under Reg. S-K Item 404.

Director Independence

Using the standards of the NYSE American, the Company’s Board has determined that Mr. Hoffmann, Mr. McCormick and Dr. Vitale each qualify under such standards as an independent director. Mr. Hoffmann, Mr. McCormick and Dr. Vitale each meet the NYSE American listing standards for independence both as a director and as a member of both the Audit Committee and the Compensation Committee. No other directors are independent under these standards.

None of our existing directors were disqualified from independent status under the objective standards of the NYSE American other than Ms. Woods, who did not qualify as she is an employee director. In reviewing the subjective criteria of “any relationship that would interfere with the exercise of independent judgment” in carrying out the responsibilities of a director, the Board determined that all directors other than Ms. Woods met this criteria as well.

With respect to Audit Committee independence, the Board determined each member of the Committee qualified as independent for Committee service.

The Company did not consider any other relationship or transaction between itself and these independent directors not already disclosed in this Report in making this independence determination.

Director and Officer Indemnification

Our Certificate of Incorporation provides to directors and officers indemnification to the full extent provided by Delaware law, and provide that, to the extent permitted by Delaware law, a director will not be personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duty as a director. In addition, the Company has entered into indemnification agreements with each of its directors and executive officers, pursuant to which the Company has agreed to indemnify such individuals for any claims made against such individuals based on any act, omission or breach of duty committed while acting as director or officer, except under certain circumstances such as cases involving dishonesty or improper personal benefit. The Company also maintains an insurance policy under which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers.

OTHER INFORMATION

Other Business

It is not anticipated that there will be any business presented at the Annual Meeting other than the matters set forth in the Notice of Annual Meeting attached hereto. As of the date of this proxy statement, we were not aware of any other matters to be acted on at the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

Stockholder Communications with the Board

To contact members of the Board, individually or collectively, on any subject, please address that communication to:

Mark Austin, Corporate Secretary

Isoray, Inc.

350 Hills Street, Suite 106

Richland, Washington 99354

The mailing envelope for your communication should contain a clear notation that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. We screen mail addressed to the Board, its Committees or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors. The Corporate Secretary will acknowledge the receipt of the communication, inform the stockholder concerning the distribution of that communication, and when any action (if requested) would be reviewed by the Board and/or the relevant functional committee. The Corporate Secretary will notify the stockholder of any action taken by the Board in reference to the stockholder’s request.

Board Attendance at Annual Meeting

While the Company does not have a formal policy regarding attendance by members of the Board at the Company’s Annual Meetings of stockholders, it has encouraged its directors to attend this Annual Meeting and expects to continue this informal policy. Stockholders are encouraged to interact with the directors at that time. All directors attended the last Annual Meeting of the Company’s stockholders.

Expenses of Solicitation

The Company will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice Regarding the Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to stockholders. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission.

The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward solicitation materials to the beneficial owners of shares of common and Series B Preferred Stock as of the record date and will reimburse such persons for the cost of forwarding the solicitation materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, the Internet or by completing and returning the proxy card if you receive one by mail will help to avoid additional expense. Proxies and ballots will be received and tabulated by Broadridge and the Company’s Corporate Secretary, Mark Austin, will serve as the inspector of elections for the Annual Meeting.

Adjournment of the Annual Meeting

In the event there are an insufficient number of shares of our common and Series B Preferred Stock present in person or by proxy at the Annual Meeting to constitute a quorum, the Board will request approval to adjourn the Annual Meeting to a later date. The place and date to which the Annual Meeting would be adjourned would be announced at the Annual Meeting.

Stockholder Proposals and Director Nominations

In order to be eligible for inclusion in the Company’s proxy statement and form of proxy for the Fiscal 2022 Annual Meeting of Stockholders, any stockholder proposal to take action at such Annual Meeting must generally be received at the Company’s executive offices at 350 Hills Street, Suite 106, Richland, Washington 99354 (a) no later than June 28, 2021 in order to be considered timely under SEC rules, and (b) no earlier than the close of business on August 10, 2021 and no later than the close of business on September 9, 2021 in order to be considered timely under the advance notice provisions of the Company’s Bylaws. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

The notice with respect to business proposals to be brought before the Annual Meeting must state the stockholder’s name, address and the number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the stockholder in the proposal.

Stockholders wishing to submit recommendations for director candidates must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

●

The name, address and biography of the candidate, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice;

●	The name, address and phone number of the stockholder or group of stockholders making the recommendation; and

●

With respect to Common Stock beneficially owned by the stockholder or group of stockholders making the recommendation, and to the extent any stockholder is not a registered holder, proof of the number of shares held.

To be considered by the Board for the Fiscal 2022 Annual Meeting of Stockholders and to be eligible for inclusion in the Company’s proxy materials for that meeting, a director candidate nomination must be received by the Secretary no later than (a) no later than June 28, 2021 in order to be considered timely under SEC rules, and (b) no earlier than the close of business on August 10, 2021 and no later than the close of business on September 9, 2021 in order to be considered timely under the advance notice provisions of the Company’s Bylaws.

However, if the date of the Fiscal 2022 Annual Meeting is a date that is more than 30 days before or more than 60 days after the anniversary date of the Fiscal 2021 Annual Meeting, notice by the stockholder of a proposal must be delivered not earlier than the close of business on the 120th day prior to the date of the Fiscal 2022 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Fiscal 2022 Annual Meeting or, if the first public announcement of the date of the Fiscal 2022 Annual Meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the Fiscal 2022 Annual Meeting is first made by the Company. A public announcement includes disclosure in (i) a document filed by the Company with the SEC, (ii) a mailed notice of the Fiscal 2022 Annual Meeting, and (iii) a press release reported by a national news service. Unless otherwise provided in the Company’s bylaws, a stockholder who wishes to put forth a proposal at the Fiscal 2022 Annual Meeting of Stockholders without including the proposal in the Company’s proxy statement must notify the Company of such proposal not earlier than the close of business on August 10, 2021, and not later than the close of business on September 9, 2021. If a stockholder fails to give notice by this date, the proxy solicited by the Company for use in connection with the Fiscal 2022 Annual Meeting will confer discretionary authority on the persons named as proxies to vote in their discretion on such proposal without any discussion in the proxy statement of either the proposal or how the proxies intend to exercise their voting discretion.

HOUSEHOLDING

Unless contrary instructions are received, we may send a single copy of the Proxy Statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

●

If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare Trust Company, 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202 (Attn: Isoray, Inc. Representative) or calling (800) 962-4284.

●	If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

MISCELLANEOUS

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Mark Austin Secretary

ISORAY, INC.
350 HILLS STREET, SUITE 106
RICHLAND, WA 99354

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25920-P45471 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ISORAY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect as directors the four nominees listed below to serve until the Fiscal 2022 Annual Meeting of Stockholders and until their successors are elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lori A. Woods
02) Philip J. Vitale, M.D.
03) Michael W. McCormick
04) Alan Hoffmann

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on frequency of future executive compensation advisory votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D25921-P45471

REVOCABLE PROXY

ISORAY, INC.

The undersigned hereby appoints Lori A. Woods and Philip Vitale, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock and Series B preferred stock of Isoray, Inc. (the "Company") that the undersigned is entitled to vote at the Fiscal 2021 Annual Meeting of Stockholders of the Company, to be held at Gallagher & Kennedy, P.A., 2575 East Camelback Road, Phoenix, Arizona 85016, on Tuesday, December 8, 2020, at 11:00 a.m., local time, and at any and all adjournments thereof, as indicated on the reverse side.

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR" the election of all nominees for director listed on the reverse side of this proxy card; "FOR" proposal 2; and "3 YEARS" on proposal 3. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by (1) giving written notice to Mark Austin, Corporate Secretary, 350 Hills Street, Suite 106, Richland, Washington 99354, (2) by executing and delivering a proxy card bearing a later date or (3) by voting in person at the Annual Meeting.

Continued and to be signed on reverse side